Exhibit 99.1

MAX CAPITAL GROUP TO PRESENT AT THE 2009 J.P. MORGAN CREDIT AND EQUITY INSURANCE CONFERENCE – UPDATED PRESENTATION TIME AND NEW DIAL IN NUMBERS

HAMILTON, Bermuda, Monday March 16, 2009—Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) today announced that both the time and the dial in number to access the presentation given by Chief Executive Officer W. Marston (Marty) Becker at the 2009 J. P. Morgan Credit and Equity Insurance Conference being held at 383 Madison Avenue, New York, on Wednesday March 18, 2009 have been changed.

The new details are as follows:

Time: 9:45 a.m. Eastern Time, Wednesday March 18, 2009

Dial-in: 800-988-9500
Passcode: 7209713

Replay Dial-in: 888-676-2680
Replay Passcode: 56789

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This press release includes statements about future economic performance, finances, expectations, plans and prospects of both IPC Holdings, Ltd. (“IPC”) and Max Capital Group Ltd. (“Max”) that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by each of IPC or Max, as the case may be, with the Securities Exchange Commission (“SEC”). Neither IPC nor Max undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the most recent reports on Form 10-K, Form 10-Q and other documents of IPC or Max, as the case may be, on file with the SEC. Risks and uncertainties relating to the proposed transaction include the risks that: the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; the anticipated benefits of the transaction will not be realized; and/or the proposed transactions will not be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward looking statement contained in this press release.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT:

This material relates to a business combination transaction between IPC and Max which will become the subject of a registration statement filed by IPC with the SEC and joint proxy statements filed by IPC and Max with the SEC. This material is not a substitute for the joint proxy statement/prospectus that IPC would file with the SEC or any other documents that IPC or Max may send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IPC, at Jim Bryce, President and Chief Executive Officer, or John Weale, Executive Vice President and Chief Financial Officer, at 441-298-5100, in the case of IPC’s filings, or Max, at Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations at 441-295-8800, in the case of Max’s filings.

PARTICIPANTS IN THE SOLICITATION:

Max and IPC and their directors, executive officers and other employees may be deemed to be participants in any solicitation of Max and IPC shareholders, respectively, in connection with the proposed transaction.

Information about Max’s and IPC’s directors and executive officers is available in Max’s and IPC’s proxy statements, dated March 19, 2008 and April 29, 2008, respectively, for their 2008 annual meetings of shareholders.

Contacts

Susan Spivak Bernstein	Roanne Kulakoff

Senior Vice President	Kekst and Company

susan.spivak@maxcapservices.com	roanne-kulakoff@kekst.com

1-212-898-6640	1-212-521-4837